UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

PRONAI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2150 – 885 West Georgia Street Vancouver, British Columbia, Canada		V6C 3E8
(Address of principal executive offices)		(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On June 6, 2016, ProNAi Therapeutics, Inc. (Company) issued a press release announcing interim results from the Wolverine Phase 2 trial of PNT2258 for the treatment of relapsed or refractory (r/r) diffuse large B-cell lymphoma (DLBCL). Interim safety and efficacy data as of April 25, 2016 was reported for the first 37 subjects enrolled. PNT2258 showed single-agent activity in r/r DLBCL subjects with a response rate of 8.1% overall (n = 37) and 15.8% in the response evaluable subgroup (n = 19), defined as subjects meeting the amended eligibility criteria of a performance status (PS) of 0-1, exposure to 1-3 prior systemic regimens and having received at least eight doses of PNT2258 within 35 days of starting therapy. No responses were observed in the 10 subjects with a PS of 2 and/or > 4 prior lines of therapy enrolled prior to the amendment, nor to date in the eight additional subjects enrolled subsequent to the data cutoff date for this interim analysis.

Although the Company observed modest efficacy from PNT2258 in the interim analysis of Wolverine data, it does not view the results as robust enough to justify continued development of the drug in DLBCL. The Company has decided to suspend development of PNT2258 pending further review of these data in order to determine next steps for both PNT2258 and the DNAi platform.

A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by ProNAi Therapeutics, Inc., dated June 6, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRONAI THERAPEUTICS, INC.

Date: June 6, 2016	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press Release issued by ProNAi Therapeutics, Inc. dated June 6, 2016

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